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                                                                 EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of March 31, 1998 by and between CONDOR HOLDINGS, INC., a Delaware corporation ("Employer"), BEARCOM, INC., a Texas corporation ("BearCom"), and ROGELIO BETANCOURT ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer, BearCom and Employee are parties to an Asset Purchase Agreement dated as of March 31, 1998 (the "Asset Purchase Agreement"), pursuant to which Employer purchased substantially all of the assets of Condor Communications, Inc., a Florida corporation ("Condor"); and

         WHEREAS, Employee was the President, Chief Executive Officer and, together with his spouse, sole stockholder of Condor; and

         WHEREAS, Employee desires to enter into the employment of Employer, and Employer desires to employ Employee provided that, in so doing, it can protect the confidential information, business, accounts, patronage and good will of Employer and BearCom; and

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligations of Condor and Employee pursuant to the Asset Purchase Agreement; and

         WHEREAS, the noncompetition and nonsolicitation provisions of this Agreement are conditions precedent to the obligations of Employer and BearCom pursuant to the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. EMPLOYMENT. Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, upon the terms and conditions hereinafter set forth.

         2. TERMS. Subject to prior termination as hereinafter set forth, the term of the employment of Employee by Employer pursuant to this Agreement (the "Term") shall commence on the date hereof and shall continue through the last day of the first twenty-four (24) complete calendar month period following the date hereof.

         3. DUTIES. Employee shall serve as, and have all power and authority consistent with the position of, President and Chief Executive Officer of Employer with complete power and authority over the management of Employer, subject only to direction of the Board of Directors of Employer ("Board") exercised in good faith and not with the purpose of reducing any amount payable to Condor pursuant to Section 1.6 of the Asset Purchase Agreement. Employees duties hereunder shall be those normally incident to his position as President and Chief Executive Officer of Employer, which duties will be similar to those heretofore performed for Condor by Employee, and such other duties as may be reasonably assigned to Employee from time to time by the Board, provided that such duties do not diminish the prestige or responsibility of Employee's position.





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Employee shall devote substantially all his business time and efforts to the business of Employer; provided, however, that subject to the provisions of
Section 8, Employee may devote limited time to other business matters in which he has an interest, including, but not limited to the business interests identified on Schedule 3 hereto.

         4. COMPENSATION AND OTHER PROVISIONS. Employee shall be entitled to the compensation and benefits hereinafter described in Subsections (a) through (e) (such compensation and benefits being hereinafter referred to as "Compensation Benefits").

                 (a) BASE SALARY. Employer shall pay to Employee a base salary equal to $150,000 per annum during the Term ("Base Salary"), payable in equal installments consistent with Employer's regular payroll policy.

                 (b) PARTICIPATION IN BENEFIT PLANS. During the Term, Employee shall be eligible to participate in all employee benefit plans and arrangements now in effect or which may hereafter be established in substitution of or in addition to such employee benefit plans and arrangements, including, without limitation, all life, group insurance and medical care plans of Employer. Employee's participation shall be made available on the same basis as provided to other senior executives of Employer and BearCom.

                 (c) EXPENSES. In addition to the compensation hereinabove provided, Employer will pay directly or reimburse Employee for all reasonable expenses incurred by Employee in the interest of Employer, including, but not limited to all reasonable entertainment expenses and first class travel expenses.

                 (d) WORKING FACILITIES. Employee shall be entitled to the continued exclusive use of the existing office which he presently occupies, including the exclusive use of the furniture, fixtures and equipment contained in such office, technical and secretarial assistance, and other facilities and services suitable to Employee's position as President and Chief Executive Officer of Employer and adequate for the performance of his duties; provided, however, that if Employer's executive offices are relocated, which relocation shall be within Miami-Dade County, Employee shall be provided with such new office space, furniture, fixtures, equipment and technical and secretarial staff of the same grade and qualify as his existing working facilities.

                 (e) VACATION AND SICK PAY. Employee shall be entitled to four (4) weeks paid vacation per annum and such paid sick pay, consistent with Employer's and BearCom's policy for senior executive officers.

         5. TERMINATION. Employee's employment hereunder shall terminate prior to the expiration of the Term upon the happening of the first to occur of the following events:

                 (a)      The mutual agreement of Employer and Employee;

                 (b)      Employee's death;

                 (c) The inability of Employee to perform his duties hereunder by reason of illness, accident or other physical or mental disability for a continuous period of at least four months or an aggregate of six months during any continuous twelve month period ("Disability");

                 (d) The termination by Employee for Good Reason (as hereinafter defined); or





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                 (e)      For Cause, where "Cause" shall mean: (i) any
misappropriation by Employee of funds or property of Employer or any of its affiliates; (ii) the conviction of Employee for a felony or any crime involving moral turpitude; (iii) refusal of Employee to perform his duties and responsibilities, persistent neglect of duty or chronic absenteeism, which remains uncured for ten (10) days after written notice from Employer to Employee of such alleged Cause; (iv) a breach by Employee of the provisions of
Section 7 or Section 8; or (v) any attempt by Employee to obtain a personal profit from any transaction in which Employee has an interest adverse to Employer unless such adverse interest and the potential profit are disclosed in writing to the Board and approved in advance of such transaction.

                 Any termination pursuant to subparagraph (a) (b), (c) or (e) of this Section shall be communicated by a written notice ("Notice of Termination"), such notice to set forth with specificity the grounds for termination if the result of "Cause". Employee's employment under this Agreement shall be deemed to have terminated as follows: (i) if Employee's employment is terminated pursuant to subparagraph (b) above, on the date of his death; or (ii) if Employee's employment is terminated pursuant to subparagraphs
(a), (c) or (e) above, on the date on which Notice of Termination is given; or
(iii) if Employee's employment is terminated pursuant to subparagraph (d) above, ten (10) days after the date on which a Notice of Termination is given. The date on which termination is deemed to have occurred pursuant to this paragraph is hereinafter referred to as the "Date of Termination."

         6. PAYMENTS ON TERMINATION. Except as otherwise provided in this Section, in the event that Employee's employment is terminated, Employer shall pay to Employee his full Base Salary through the Date of Termination together with all benefits and other compensation, if any, due and owing as of that date. In the event that Employee's employment is terminated at any time by Employee for "Good Reason" (as defined in this Section) or by Employer without Cause, then Employer shall pay to Employee on the Date of Termination a lump sum cash payment equal to all Compensation Benefits that are due, and all Base Salary that would have become due to Employee under the terms of this Agreement if the employment had not been terminated. For purposes of this Section 6 and
Section 8(e), "Good Reason" shall include: (i) the assignment to Employee of any duties inconsistent in any material respect with Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3, or any other action by Employer which results in a diminution of such position, authority, duties or responsibilities, excluding for this purpose any action taken with the consent of Employee and any isolated, insubstantial and inadvertent action taken in good faith and which is remedied by Employer promptly after receipt of notice of such action given by Employee; (ii) any material breach by Employer of any of the terms or conditions of this Agreement which remains uncured following ten (10) days after written notice to Employer of such alleged breach; or (iii) any material breach by Employer of any of the terms or conditions of the Asset Purchase Agreement which remains uncured following ten (10) days after written notice to Employer of such alleged breach.

         7.      DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

                 (a) For purposes of this Agreement, "Confidential Information" means knowledge, information and material which is proprietary to Employer, of which Employee may obtain knowledge or access through or as a result of his employment by Employer (including information conceived, originated, discovered or developed in whole or in part by Employee). Confidential Information includes, but is not limited to, (i) technical knowledge, information and material such as trade secrets, processes, formulas, data, know-how, improvements, inventions, computer programs, drawings, patents, and experimental and development work techniques, and (ii) marketing and other information, such as supplier lists, customer lists, marketing and business plans, business or technical needs of customers, consultants, licensees or suppliers and their methods





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of doing business, arrangements with customers, consultants, licensees or suppliers, manuals and personnel records or data. Confidential Information also includes any information described above which Employer obtains from another party (including Condor and its affiliates) and which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer. Notwithstanding the foregoing, any information which is or becomes available to the general public otherwise than by breach of this
Section 7 shall not constitute Confidential Information for purposes of this Agreement.

                 (b) During the term of this Agreement and thereafter, Employee agrees to hold in confidence all Confidential Information and not to use such information for Employee's own benefit or to reveal, report, publish, disclose or transfer, directly or indirectly, any Confidential Information to any person or entity, or to utilize any Confidential Information for any purpose, except in the course of Employee's work for Employer.

                 (c) Employee will abide by any and all security rules and regulations, whether formal or informal, that may from time to time be imposed by Employer for the protection of Confidential Information, and will inform Employer of any defects in, or improvements that should be made to, such rules and regulations.

                 (d) Employee will notify Employer in writing immediately upon receipt of any subpoena, notice to produce, or other compulsory order or process of any court of law or government agency if such document requires or may require disclosure or other transfer of Confidential Information. For this purpose, Employee irrevocably nominates and appoints Employer (including any attorney retained by Employer), as his true and lawful attorney-in-fact, to act in Employee's name, place and stead to perform any act which Employee might perform to defend and protect against any disclosure of Confidential Information.

                 (e) Upon termination of his employment, Employee will deliver to Employer any and all records and tangible property that contain Confidential Information that are in his possession or under his control.

         8.      COVENANT NOT TO COMPETE.

                 (a) Employee covenants and agrees that until the later of [Confidential Treatment Requested with SEC] after the closing of the transactions contemplated in the Asset Purchase Agreement or [Confidential Treatment Requested with SEC] after Employee ceases to be employed by Employer or one of its affiliates (the "Non-Competition Period"), except for services performed on behalf of Employer or one of its affiliates, Employee shall not, within the trade territories described in the Motorola Distribution Agreement to which Condor or any of its affiliates is a party existing on the date hereof ("Restricted Area"), directly or indirectly, alone or as a partner, member, employee, agent, consultant, officer, director, stockholder, manager or investor of any corporation, partnership or other entity: (i) invest (except for investments of not more than five (5%) percent of the outstanding stock of any publicly-traded company), own, manage, operate or control, or participate in the ownership, management, operation or control of a business which sells, rents, or services wireless communication products ("Competitive Business"); or
(ii) accept employment with or render services to a Competitive Business.

                 (b) During the Non-Competition Period, Employee shall not, directly or indirectly: (i) solicit for any purpose any customer of Employer or any person who was a customer of Employer; (ii) solicit or induce any employee of Employer to leave his or her employment with Employer; or (iii) solicit for employment by himself or anyone else any person who was an employee of Employer.





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                 (c)      If any court shall determine that the duration or
geographical limit of any covenant contained in this Section 8 is unenforceable, it is the intention of the parties that covenant shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only in the jurisdiction of the court that has made such adjudication.

                 (d) Employee acknowledges and agrees that the covenants contained in Sections 7 and 8 are of the essence in this Agreement, that each of such covenants is reasonable and necessary to protect and preserve the interests, properties, and business of Employer, and that irreparable loss and damage will be suffered by Employer should Employee breach any of such covenants. Employee further represents and acknowledges that he shall not be precluded from gainful engagement in a satisfactory fashion by the enforcement of these provisions.

                 (e) This Section 8 shall not be effective in the event Employee is terminated by Employer without Cause or by Employee for Good Reason (as defined in Section 6) but shall be effective following termination for any other reason.

         9. AVAILABILITY OF INJUNCTIVE RELIEF. Employee acknowledges and agrees that any breach by him of the provisions of Sections 7 or 8 hereof will cause Employer irreparable injury and damage for which it cannot be adequately compensated in damages. Employee therefore expressly agrees that Employer shall be entitled to seek injunctive and/or other equitable relief, on a temporary or permanent basis to prevent any anticipatory or continuing breach of this Agreement or any part hereof, and is in addition to any other remedies available to it. Nothing herein shall be construed as a waiver by Employer of any right it may have or hereafter acquired to monetary damages by reason of any injury to its property, business or reputation or otherwise arising out of any wrongful act or omission of Employee.

         10. ENTIRE AGREEMENT; MODIFICATION. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         11. NOTICES. Any notice required or permitted hereunder shall be deemed validly given if delivered by hand, verified overnight delivery, or by first class, certified mail to the following addresses (or to such other address as the addressee shall notify in writing to the other party):

                 If to Employee:           Rogelio Betancourt
                                           7550 S.W. 74th Street
                                           Miami, Florida  33143

                 with a copy to:           Cohen, Berke, Bernstein,
                                           Brodie & Kondell, P.A.
                                           2601 South Bayshore Drive, 19th Floor
                                           Miami, Florida  33133
                                           Attn: Eileen Trautman, Esq.





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                 If to Employer:          BearCom, Inc.
                                          11545 Pagemill Road
                                          Dallas, Texas 75243
                                          Attn: John P. Watson, Chairman
                                          Telecopier:  (214) 349-8950

                 with a copy to:          Gardere & Wynne, L.L.P.
                                          1601 Elm Street, Suite 3000
                                          Dallas, Texas 75201
                                          Attention: Lawrence B. Goldstein, Esq.
                                          Telecopier:  (214) 999-4667

         12. WAIVER. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. All waivers must be in writing.

         13. BINDING EFFECT. Employer's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any attempt to do any of the foregoing shall be void; provided, that, the assignment of its rights to enforce the confidentiality or non-competition provisions under
Section 7 or 8 of this Agreement to any successor entity shall not have any effect whatsoever upon the binding nature or enforceability of this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of Employer (and its successors and assigns) and Employee (and his heirs and personal representatives).

         14. HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         15. GOVERNING LAW; VENUE. This Agreement will be governed and construed in accordance with the laws of the State of Texas, without giving effect to rules governing conflicts of law, with proper venue with respect to all disputes related to this Agreement being Dallas, Texas.

         16. INVALIDITY. The invalidity or unenforceability of any term of this Agreement shall not invalidate, make unenforceable or otherwise affect any other term of this Agreement, which shall remain in full force and effect.

         17. ATTORNEYS' FEES. In the event any dispute or litigation arises hereunder between any of the parties hereto, the prevailing party shall be entitled to all reasonable costs and expenses incurred by it in connection therewith (including, without limitation, all reasonable attorneys' fees and costs incurred before and at any trial or other proceeding and at all tribunal levels), as well as all other relief granted in any suit or other proceeding.

         18. GUARANTEE. BearCom unconditionally guarantees the full and timely performance of all of the obligations and agreements of Employer pursuant to this Agreement.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.


                                       EMPLOYER:

                                       CONDOR HOLDINGS, INC., a Delaware
                                       corporation



                                       By: /s/ JOHN P. WATSON
                                           ------------------------------------
                                                  John P. Watson, Chairman

                                       BEARCOM, INC., a Texas corporation



                                       By: /s/ John P. Watson
                                           ------------------------------------
                                                  John P. Watson, Chairman


                                       EMPLOYEE:


                                       /s/ Rogelio Betancourt
                                       ----------------------------------------
                                            Rogelio Betancourt





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